Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Presidio, Inc. of our report dated September 26, 2016, relating to the consolidated financial statements of Presidio, Inc., appearing in the Prospectus, which is part of this Registration Statement, and of our report dated September 26, 2016 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

McLean, Virginia

January 24, 2017